Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Open Text Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate (2)	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Shares, no par value(4)(5)(6)	Rules 456(b) and 457(r)	—	—	—	—	—

Fees to be Paid	Equity	Preference Shares, no par value(4)	Rules 456(b) and 457(r)	—	—	—	—	—

Fees to be Paid	Debt	Debt Securities(4)	Rules 456(b) and 457(r)	—	—	—	—	—

Fees to be Paid	Equity	Depositary shares(4)	Rules 456(b) and 457(r)	—	—	—	—	—

Fees to be Paid	Equity	Warrants(4)	Rules 456(b) and 457(r)	—	—	—	—	—

Fees to be Paid	Equity	Purchase Contracts(4)	Rules 456(b) and 457(r)	—	—	—	—	—

Fees to be Paid	Debt convertible into Equity	Subscription Receipts(4)	Rules 456(b) and 457(r)	—	—	—	—	—

Fees to be Paid	Equity	Units(4)	Rules 456(b) and 457(r)	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—

		Total Offering Amounts				—	—	—

		Total Fees Previously Paid						—

		Total Fee Offsets						—

		Net Fee Due						—

(1)	An indeterminate aggregate initial offering price and number or amount of the securities is being registered as may periodically be offered at indeterminate prices.
(2)	The registration fee shall be calculated based on the fee payment rate in effect on the date of the fee payment.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.
(4)	Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(5)	An indeterminate number of shares of common shares may be issued from time to time upon exercise, conversion or exchange of other securities.
(6)	Including rights to acquire common shares pursuant to Open Text Corporation’s amended and restated shareholder rights plan.